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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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TOUCHMARK BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)
Not Applicable
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TOUCHMARK BANCSHARES, INC.
3651 Old Milton Parkway
Alpharetta, Georgia 30005

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held Wednesday, May 18, 2011

Dear Shareholder:

        We cordially invite you to attend the 2011 Annual Meeting of Shareholders of Touchmark Bancshares, Inc., the holding company for Touchmark National Bank. At the meeting, we will report on our performance and activities in 2010 and the first quarter of 2011, and answer your questions. We look forward to discussing both our accomplishments and our plans for the rest of 2011 and beyond. We hope that you can attend the meeting and we look forward to seeing you there.

        This letter serves as your official notice that we will hold the meeting at 2:00 p.m. on May 18, 2011, at the 1818 Club, 6500 Sugarloaf Parkway, Duluth, Georgia, for the following purposes:

  1.
  To elect one Class I director to hold office until the 2012 Annual Meeting of Shareholders, and until her successor is elected and qualified, and to elect three Class III directors to hold office until the 2014 Annual Meeting of Shareholders, and until their successors are elected and qualified; and

  2.
  To transact any other business that may properly come before the annual meeting and any adjournment or postponement of the meeting.

        Shareholders owning our common stock at the close of business on April 1, 2011 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at our offices prior to the meeting.

        Please use this opportunity to take part in the affairs of your company by voting on the business that will come before this meeting. Even if you plan to attend the annual meeting, we encourage you to vote your shares in advance. You may vote your shares by toll-free telephone or over the Internet by following the Internet voting procedures described in the Notice of Internet Availability of Proxy Materials. If you received a copy of the proxy by mail, you may sign, date and return the proxy in the envelope provided. If you attend the annual meeting, you may, if you wish, withdraw your proxy and vote in person.

By Order of the Board of Directors,
Pin Pin Chau President and Chief Executive Officer
Alpharetta, Georgia April 8, 2011

TOUCHMARK BANCSHARES, INC.
3651 Old Milton Parkway
Alpharetta, Georgia 30005

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 18, 2011

        Unless the context indicates otherwise, all references in this proxy statement to "we," "us" and "our" refer to Touchmark Bancshares, Inc. and its subsidiaries, and all references to the "bank" refer to Touchmark National Bank.

        This proxy statement is furnished in connection with the solicitation of proxies by our board of directors for use in voting at our 2011 annual meeting of shareholders to be held at 2:00 p.m. on Wednesday, May 18, 2011, at the 1818 Club, 6500 Sugarloaf Parkway, Duluth, Georgia and at any adjournments or postponements thereof, for the purposes set forth in the accompanying notice of annual meeting of shareholders. The expense of this solicitation will be paid by us. In addition, our officers and regular employees, at no additional cost, may assist in soliciting proxies by telephone. In accordance with rules and regulations adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to each shareholder of record, we are furnishing proxy materials to our shareholders on the Internet. If you have received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials other than as described below. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials is first being sent to shareholders on or about April 8, 2011. The proxy statement and the accompanying proxy are first being made available to shareholders on or about April 8, 2011. The address of our principal executive offices is 3651 Old Milton Parkway, Alpharetta, Georgia 30005.

Voting Information

        When proxy cards are properly executed, dated and returned, the shares they represent will be voted at the annual meeting in accordance with the instructions of the shareholders. If no specific instructions are given, the shares will be voted FOR the election of the nominees. In addition, if other matters come before the annual meeting, the persons named in the proxy card will vote in accordance with their best judgment with respect to such matters. If you hold your shares in a bank or brokerage account and do not provide voting instructions on a "non-routine" proposal, such as the election of directors, within ten days of the annual meeting, the bank or broker may not vote your shares on such proposal. Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the annual meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the annual meeting by delivering to our Secretary an instrument revoking it or a duly executed proxy for the same shares bearing a later date.

Quorum; Required Vote; Abstentions and Broker Non-Votes

        The presence at the annual meeting of the holders of a majority of our outstanding shares of common stock as of the record date is necessary to constitute a quorum. Shareholders will be counted as present at the annual meeting if they are present in person at the annual meeting or if they have properly submitted a proxy card. The affirmative vote of a plurality of all votes cast at the annual meeting by the holders of common stock is required for the election of directors. Any other business that may properly come before the annual meeting will be approved if a quorum exists and the number of votes cast in favor of such action exceeds the number of votes cast against such action. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates.

Record Date and Share Ownership

        The record of shareholders entitled to vote at the annual meeting was taken on April 1, 2011. On that date, we had outstanding and entitled to vote 3,465,391 shares of common stock, with each share entitled to one vote.

Expenses of Solicitation

        The expense of this solicitation, including the cost of preparing this proxy statement, will be paid by us. In addition to solicitations by mail, our officers and regular employees, at no additional compensation, may assist in soliciting proxies by telephone.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 1, 2011 by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, each of our directors, each of our director nominees, each of our executive officers, and all of our directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Shares Outstanding
Pin Pin Chau	51,000	(2)	1.45%
William Crosby	31,000	(3)	*
Jorge L. Forment	5,000	(4)	*
Howard R. Greenfield	42,501	(5)	1.22%
Yuling R. Hayter	103,001	(6)	2.96%
James LeBow	17,251	(7)	*
Sudhirkumar C. Patel	42,001	(8)	1.21%
Mukund C. Raja	63,666	(9)	1.83%
Hasmukh P. Rama	82,001	(10)	2.35%
J.J. Shah	459,101	(11)	13.00%
Meena J. Shah	230,601	(12)	6.61%
Bobby G. Williams	80,101	(13)	2.29%
Vivian A. Wong	93,501	(14)	2.67%
All directors and executive officers as a group (13 persons)	1,300,725		34.36%

*
Less than 1% of outstanding shares.

(1)
"Beneficial ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power, or both, and also includes options that are exercisable within 60 days of April 1, 2011. Unless otherwise indicated, all of the listed persons have sole voting and investment power over the shares listed opposite their names. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, referred to in this proxy statement as the Exchange Act. The ownership percentages are based upon 3,465,391 shares of common stock outstanding. Pursuant to the rules of the Securities and Exchange Commission, referred to in this proxy statement as the SEC, certain shares of our common stock that a beneficial owner has the right to acquire within 60 days pursuant to the exercise of stock options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such owner, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Includes options to purchase 50,000 shares of common stock.

(3)
Includes organizer warrants to acquire 4,000 shares of common stock. Includes consultant warrants to acquire 10,500 shares of common stock.

(4)
Includes options to purchase 5,000 shares of common stock.

(5)
Includes organizer warrants to acquire 20,000 shares of common stock. Includes 22,500 shares of common stock pledged as collateral.

(6)
Includes organizer warrants to acquire 20,000 shares of common stock. Includes 38,750 shares of common stock pledged as collateral.

(7)
Includes organizer warrants to acquire 1,000 shares of common stock. Includes options to purchase 11,250 shares of common stock. Includes 5,000 shares of common stock pledged as collateral.

(8)
Includes organizer warrants to acquire 20,000 shares of common stock.

(9)
Includes options to purchase 10,000 shares of common stock.

(10)
Includes organizer warrants to acquire 20,000 shares of common stock.

(11)
Includes organizer warrants to acquire 65,000 shares of common stock. Includes 200,000 shares of common stock pledged as collateral. Includes 1,000 shares held jointly with Meena Shah.

(12)
Includes organizer warrants to acquire 25,000 shares of common stock. Includes 200,000 shares of common stock pledged as collateral. Includes 1,000 shares held jointly with J.J. Shah.

(13)
Includes organizer warrants to acquire 20,000 shares of common stock. Includes director warrants to purchase 10,000 shares of common stock. Includes 60,000 shares of common stock pledged as collateral.

(14)
Includes organizer warrants to acquire 20,000 shares of common stock. Includes director warrants to purchase 10,000 shares of common stock.

 ELECTION OF DIRECTORS

        Effective with the annual meeting, our board of directors will be comprised of 11 directors, divided into three classes, with the members of each class serving for staggered three-year terms. The terms of the Class III directors will expire at the annual meeting, and each Class III director nominee elected will serve for a term of three years, expiring at our 2014 annual meeting of shareholders, and until his or her successor is elected and qualified. In addition, in 2010, one Class I director was elected by the board of directors to fill a vacancy. Her interim term will expire at this annual meeting, and, if elected, she will serve for a term of one year, expiring at our 2012 annual meeting of shareholders, and until her successor is elected and qualified. Our board of directors recommends that you vote "for" the election of these nominees.

        Each of the nominees has consented to being named in this proxy statement and to serve as one of our directors if elected. In the event that any director nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by our board of directors, but in no event will the proxy be voted for more than four nominees. The affirmative vote of a plurality of all votes cast at the meeting is required for the election of the four director nominees standing for election. We have no reason to believe that any director nominee will not serve if elected.

 PROPOSAL NO. 1: ELECTION OF DIRECTORS

        The following person has been nominated for election to our board of directors as Class I director to succeed herself for a term of one year, expiring at the 2012 annual meeting of shareholders, and until her successor is elected and qualified:

        Pin Pin Chau, 70, Class I director, has served as the President and Chief Executive Officer of the bank and as one of our directors since July 2010. Ms. Chau has over 30 years of experience in the banking industry. She previously served as the President and Chief Executive Officer of The Summit National Bank from February 1993 until it was acquired by UCBH Holdings, Inc. in 2006. She was elected as a director of UCBH Holdings in 2007 and served on its board until her resignation in 2008. Most recently, she was involved in an organizing effort for a national bank in north Georgia. Before joining The Summit National Bank in 1993, Ms. Chau was President and Chief Executive Officer of United Orient Bank in New York. Prior to that, she was with National Westminster Bank USA in domestic and international posts. She has served on numerous public and educational boards, including gubernatorial appointments to economic and finance boards for the State of Georgia. She graduated magna cum laude, Phi Beta Kappa, and Phi Kappa Phi from Coe College. Ms. Chau received her M.A. degree from Yale University and is a graduate of Stonier Graduate School of Banking.

        As a member of our board of directors, Ms. Chau brings years of experience in the banking industry at multiple successful community banking organizations. Her knowledge of the operational and financial aspects of managing a successful community bank assists the board in all aspects of its decision making with respect to the direction of the bank.

        The board of directors of the Company recommends that the Company's shareholders vote "FOR" the election of the nominee listed above.

        The following persons have been nominated for election to our board of directors as Class III directors to succeed themselves for a term of three years, expiring at the 2014 annual meeting of shareholders, and until their successors are elected and qualified:

        Sudhirkumar C. Patel, 51, Class III director, has served as one of our directors since April 2007. He has been a practicing physician and partner of Carolina Internal Medicine in Greenville, South Carolina since 1990. Born in India, Dr. Patel graduated from the Baroda Medical College in India and completed his residency at Coney Island Hospital in Brooklyn, New York. In addition, Dr. Patel was an organizer and is a board member of Independence National Bank in Greenville, South Carolina. He currently resides in the Greenville, South Carolina area, and is actively involved with the Indian community in South Carolina. Dr. Patel is also a member of the American College of Physicians and the American Association of Indian Physicians. In addition, he is a member of the board of directors of Independence National Bank and Independence Bancshares, Inc.

        As a member of our board of directors, Dr. Patel brings experience as a bank director, which assists us in business development and strategic planning. His ties to the local Indian community are valuable to us in customer relations across our markets.

        Meena J. Shah, 58, Class III director, has served as one of our directors since April 2007. She is a co-owner of Gwinnett Clinic, Ltd., in Lawrenceville, Georgia, where she has practiced family medicine and has been medical director for over 27 years. She obtained her M.D. in 1974 from the Baroda Medical College in India and completed her residency at the Medical College of Georgia in Augusta, Georgia.

        As a member of our board of directors, Dr. Shah's contacts and involvement in our local community are helpful to us in connection with our customer relations and strategic planning. Dr. Shah also has extensive experience in developing small to mid-size businesses, which assists us with our business development.

        Bobby G. Williams, 54, Class III director, has served as one of our directors since April 2007. He has been the president and chief executive officer of E.Z. Pay, Inc., a credit card processing company headquartered in Duluth, since 1997. He is also the chief executive officer of Innerspace Ads, Inc., an indoor advertising company. From 1987 to 1993, Mr. Williams was the Mayor of Duluth, Georgia, having served three complete two-year terms. He is a member of the advisory board of the National Processing Corporation and a former member of the advisory boards for Retriever Payment Systems and First National Bank of Omaha's Merchant Processing Division. Mr. Williams resides in Suwanee, Georgia.

        As a member of our board of directors, Mr. Williams' extensive experience as a local business owner and involvement in our community are helpful to us in our business development and strategic planning. Mr. Williams also has extensive knowledge of the credit card processing industry.

        The board of directors of the Company recommends that the Company's shareholders vote "FOR" the election of the nominees listed above.

        Each of the following persons is a member of our board of directors who is not standing for election to our board of directors this year and whose term will continue after the 2011 annual meeting of shareholders.

Class I Directors serving a term expiring at the 2012 annual meeting of shareholders:

        Howard Greenfield, 45, Class I director, has served as one of our directors since April 2007. He has been a real estate developer and investor in Georgia, Florida and North Carolina since 2006. Mr. Greenfield has also served as a Strategic Business Development Officer of Signature FD, a wealth management company, and Frazier & Deeter, LLC, a certified public accounting firm, since 2008. Previously, Mr. Greenfield served as regional vice president of Mercury Interactive, a software company in Atlanta, from 1996 to 2005. From 2005 until July 2006, he served as vice president of sales for Witness Systems, a software company based in Roswell, Georgia, until he left to focus full-time on his real estate investments. Mr. Greenfield received his B.A. in finance from Florida Atlantic University.

        As a member of our board of directors, Mr. Greenfield brings extensive experience and knowledge as a result of his corporate executive positions and possesses comprehensive knowledge, experience and skills that are valuable to us in connection with our strategic planning. Further, Mr. Greenfield's involvement in our local community is helpful with business development.

        Mukund C. Raja, 61, Class I director, has served as one of our directors since August 2008. He has been an ear, nose and throat surgeon in Gwinnett County, Georgia since 1985. He received his M.S. from B.J. Medical College in India in 1977 and received his Georgia State medical license in 1984.

        As a member of our board of directors, Dr. Raja's extensive contacts and involvement in our local community are helpful to us in connection with our business development and strategic planning.

        Hasmukh P. Rama, 61, Class I director, has served as one of our directors since April 2007. Since 1978, he has served as the chairman of the board and chief executive officer of JHM Hotels, Inc., in Greenville, South Carolina, which owns and operates 37 hotels with over 6,000 rooms in six states. Mr. Rama has been in the lodging industry for over 36 years and has received numerous awards for his leadership in the industry. He is the former chairman of the American Hotel & Lodging Association and the founding chairman of the Asian American Hotel Owners Association. He obtained his M.B.A. from Xavier University and was awarded a Doctor of Business Administration in hospitality management, honoris causa, from Johnson & Wales University. Mr. Rama serves as an advisor to a number of hospitality schools including the mentorship program at Cornell University. In addition, he is a director and organizer of Independence National Bank and Independence Bancshares, Inc. in Greenville, South Carolina.

        As a member of our board of directors, Mr. Rama brings extensive experience and knowledge by virtue of his senior executive positions in the hospitality and hotel industry, and possesses comprehensive knowledge, experience and skills that are valuable to us in connection with our business development. Mr. Rama brings further experience as a bank director.

Class II Directors serving a term expiring at the 2013 annual meeting of shareholders:

        William Crosby, 57, Class II director, has served as one of our directors since March 2010. Mr. Crosby has been the owner of Bank Organization & Structure, LLC, a bank consulting firm, since 1991. Mr. Crosby has consulted with community banks since 1987. From 1982 to 1987, he served as a licensing analyst with the Office of the Comptroller of the Currency, and from 1977 to 1982, he served as a Commissioned National Bank Examiner with the Office of the Comptroller of the Currency.

        As a member of our board of directors, Mr. Crosby brings extensive knowledge of the banking industry as a result of his prior experience as a licensing analyst and bank examiner with the Comptroller of the Currency and over 25 years experience as a bank consultant.

        Yuling R. Hayter, 48, Class II director, has served as one of our directors since April 2007. Effective with the annual meeting, Ms. Hayter is moving from a Class III director to Class II director. She is a native of Taipei, Taiwan. She received her M.B.A. from the University of West Georgia in 1997. Ms. Hayter has been the co-owner of E.Z. Pay, Inc., a credit card processing company headquartered in Duluth, since 1997.

        As a member of our board of directors, Ms. Hayter's experience as a local business owner brings knowledge and skills in business management and financial reporting.

        Jayendrakuma J. ("J.J.") Shah, 59, Class II director, has served as one of our directors since April 2007. He has been an orthopedic surgeon and president, chief financial officer and co-owner of Gwinnett Clinic, Ltd., in Lawrenceville, Georgia, a multi-practice group with over 30 licensed physicians in 20 locations, since 1984. He received his M.S. from the Baroda Medical College in India in 1978 and received his Georgia state medical license in 1980. Dr. Shah is certified by the American Board of Orthopedic Surgery and is a fellow in the American Academy of Orthopedic Surgeons.

        As a member of our board of directors, Dr. Shah has long standing and extensive ties to our local community and is valuable to us in connection with our strategic planning, business development and financial management. Dr. Shah also has extensive experience in developing and managing small to mid-size businesses, which assists us in our business development.

        Vivian Wong, 69, Class II director, has served as one of our directors since April 2007. She has been a real estate investor and developer for over 32 years and has developments throughout the Southeast. In 2001, Ms. Wong formed Pacific Gateway Capital, LLC, a company specializing in new United States/China trade, including development of United States retail franchises in China and attracting Chinese investment to South Carolina. She is a co-founder and organizing director of Independence National Bank and Independence Bancshares, Inc. in Greenville, South Carolina. Ms. Wong currently resides in Greenville, South Carolina and is active in various charitable organizations and sits on several community boards and committees. In addition, she is a member of the board of directors of Independence National Bank and Independence Bancshares, Inc.

        As a member of our board of directors, Ms. Wong brings extensive experience as a business owner and bank director and knowledge of the banking industry, which assists us in our board governance, business development and strategic planning.

        Family Relationships.    J.J. Shah and Meena J. Shah are husband and wife. Mukund C. Raja is the brother-in-law of J.J. Shah and brother of Meena J. Shah. Bobby G. Williams and Yuling R. Hayter are husband and wife. There are no other family relationships among any of our executive officers or directors.

 CORPORATE GOVERNANCE AND BOARD MATTERS

Leadership Structure of the Board of Directors

        Our board of directors has separated the positions of Chairman and Chief Executive Officer, and elected Jayendrakuma ("J.J.") Shah, a non-employee independent director, as our Chairman and appointed Pin Pin Chau as our Chief Executive Officer. Although we have not formally designated a lead independent director, as Chairman, Dr. Shah acts as our lead independent director. Separating the positions allows our Chief Executive Officer to focus on our day-to-day business and strategic decisions, while allowing our Chairman to lead our board of directors in its fundamental role of providing advice to and independent oversight of management. Our board of directors believes that having separate positions and an independent outside director serve as Chairman is the appropriate leadership structure for us at this time and demonstrates our commitment to effective corporate governance.

Meetings of the Board of Directors

        The board of directors of the Company held 12 meetings during the fiscal year ended December 31, 2010. Each director attended at least 75% of the aggregate number of meetings held by our board of directors and the committees on which he or she served, except as follows: Hasmukh P. Rama attended 46% of the meetings. We do not have a policy regarding attendance of directors at annual meetings; however, all of the members of our board of directors attended our 2010 annual meeting of shareholders.

Board Independence

        Our board of directors has determined that all of our directors, other than Pin Pin Chau, qualify as independent directors under the rules applicable to companies listed on The NASDAQ Stock Market, referred to in this proxy statement as NASDAQ.

Shareholder Communications with the Board of Directors

        Our board of directors has implemented a process for shareholders to send communications to our board of directors, and to specific individual directors. Any shareholder desiring to communicate with our board of directors, or with specific individual directors, may do so by writing to our Secretary at 3651 Old Milton Parkway, Alpharetta, Georgia 30005. Our Secretary will promptly forward all such sealed communications to our board of directors or such individual directors, as applicable.

Committees of the Board of Directors

        Our board of directors has three standing committees—the audit committee, the compensation committee and the executive committee. Each of our committees operates pursuant to a written charter which, as in effect from time to time, may be found on our website at www.touchmarknb.com. Each of the committees, other than the executive committee, is composed solely of independent directors, consistent with the independence standards defined by the SEC and NASDAQ. Each committee has the right to retain its own legal and other advisors.

Audit Committee

        Our audit committee presently consists of J.J. Shah, as Chairman, Yuling R. Hayter, Sudhirkumar C. Patel, Mukund C. Raja and Meena J. Shah. Our audit committee has the responsibility of reviewing financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. Our audit committee recommends to our board of directors the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor's audit plans, and reviews with the independent auditors the results of the audit and management's responses. Our audit committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. Our audit committee reports its findings to our board of directors. Our audit committee held six meetings during 2010. Our board of directors has determined that J.J. Shah qualifies as "audit committee financial expert," as defined in the applicable rules of the SEC. See our audit committee charter available on our website at www.touchmarknb.com for further information with respect to our audit committee.

Compensation Committee

        Our compensation committee presently consists of Bobby G. Williams, as Chairman, J.J. Shah, Vivian Wong, Yuling R. Hayter and Hasmukh P. Rama. Our compensation committee reviews and approves, on an annual basis, the corporate goals and objectives relevant to the compensation of the chief executive officer, evaluates the chief executive officer in light of such goals and objectives, and either, as a committee or together with other independent directors, determines and approves the chief executive officer's compensation. Our compensation committee also reviews and approves, on an annual basis, the evaluation process and compensation structure for our other officers, and evaluates the performance of our senior executive officers and approves their annual compensation. In fulfilling its responsibilities, our compensation committee may delegate any or all of its responsibilities to a subcommittee of the compensation committee. Our compensation committee held one meeting during 2010. See our compensation committee charter available on our website at www.touchmarknb.com for further information with respect to our compensation committee.

Executive Committee

        Our executive committee presently consists of Pin Pin Chau, J.J. Shah, Bobby G. Williams and Vivian Wong. The purpose of our executive committee is to exercise, during the intervals between the meetings of our board of directors, any and all powers of the board of directors regarding the management and direction of our business in which specific direction has not been given by the board of directors. Our executive committee assists the board of directors and its chairman in organizing and processing the agenda, including reviewing financial and other data, and serving as the initial venue for discussing policy and oversight proposals. Our executive committee does not have any powers specifically reserved to the full board of directors by our bylaws, articles of incorporation, applicable law or by direction of our board of directors. Our executive committee held one meeting during 2010. See our executive committee charter available on our website at www.touchmarknb.com for further information with respect to our executive committee.

Strategic Planning Committee

        Our strategic planning committee presently consists of Pin Pin Chau, Howard Greenfield, Hasmukh P. Rama, J.J. Shah, Meena Shah, Bobby Williams and Vivian Wong. The purpose of our strategic planning committee is to analyze the market and reputational risks of, and ensure alignment between, the Company's strategic objectives, business processes and resources. The strategic planning committee also oversees the development and implementation of the Company's strategic plan. Our strategic planning committee held three meetings during 2010.

Nomination of Directors

        We currently do not have a standing nominating committee. Our entire board of directors performs the functions of the nominating committee. Our board of directors does not believe that it needs a separate nominating committee because the full board of directors is comprised predominately of independent directors and has the time and resources to perform the function of selecting board nominees. Our president and chief executive officer abstains from discussions and voting for nominees.

When our board of directors performs its nominating function, it acts in accordance with our articles of incorporation and bylaws but does not have a separate charter related to the nomination process.

        Our board of directors evaluates and considers desired board of director member skills and attributes in identifying director candidates, including applicable legal and regulatory definitions of independence, as well as considerations including diversity (meaning diversity in a broad sense, including age, skills, background, gender, race and experience), personal integrity and judgment, age, skills, experience, prominence in their profession, concern for the interest of the shareholders, the number of other public companies for which the person serves as a director and the availability of the person's time and commitment to us, and our current state, all in the context of the needs of our board of directors at that point in time. Our board of directors does not currently have a policy with regard to the consideration of any director candidates recommended by shareholders. Our board of directors has determined that such a policy is not yet necessary and will evaluate the appropriateness of developing such a policy in the future.

Role of Risk Oversight

        Our board of directors primarily administers its risk oversight function through our audit committee. Our audit committee is comprised of five independent, non-employee board members. The meetings of our audit committee include reports from our independent internal audit firm and our independent registered public accounting firm, which report directly to our audit committee. The minutes from the meetings of our audit committee are distributed and presented to our full board of directors.

        In addition to our audit committee, several committees of board of directors of the bank address risk oversight. These committees include: the loan committee, whose primary function is oversight of credit risk; the technology committee, whose primary function is oversight of information security risk; and the asset/liability management committee, whose primary function is oversight of balance sheet risk and interest rate sensitivity. The minutes from the meeting of all of these committees are distributed and presented to the full board of directors of the bank.

        All members of our management and the management of the bank who are responsible for risk oversight report to our Chief Executive Officer, who in turn reports to our full board of directors.

Code of Ethics

        We have adopted a code of ethics that applies to our directors, officers and employees. This code of ethics is available www.touchmarknb.com. If we make substantial amendments to the code of ethics applicable to officers or grant any waiver, including an implicit waiver, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K within four business days of such amendment or waiver.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our outstanding common stock to file with the SEC reports of changes in ownership of our common stock held by such persons. Executive officers, directors and greater than 10% shareholders are also required to furnish us with copies of all forms they file under this regulation. During the fiscal year ended December 31, 2010, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% shareholders were complied with by such persons.

 EXECUTIVE OFFICERS

        Our executive officers are as follows:

Name	Age	Position Held
Pin Pin Chau	70	President and Chief Executive Officer
Jorge L. Forment	53	Chief Financial Officer
James E. LeBow	53	Chief Credit Officer

        Executive officers are appointed by our board of directors and hold office at the pleasure of our board of directors. Executive officers devote their full time to our affairs. See "Election of Directors" for information with respect to Pin Pin Chau.

        Jorge L. Forment has been our chief financial officer and the chief financial officer of the bank since July 2010. Mr. Forment has over 30 years of experience in the banking industry. He previously served as the President and Chief Executive Officer of United Americas Bank, based in Atlanta, Georgia, from April 1999 to April 2010. Prior to that, he served as the Chief Financial Officer and a Senior Vice President with Etowah Bank in Canton, Georgia. Mr. Forment attended the College of Business at Florida State University, where he received his B.S. in Finance and Economics.

        James E. LeBow has been the chief credit officer of the bank since July 2007. He has over 25 years of experience in banking. He most recently served as a division president for Georgia Trust Bank in Cobb County, Georgia, from 2005 to 2006. Mr. LeBow has been actively involved in development efforts at the Westminster Schools and with Children's Healthcare of Atlanta. He is also a past board member of the Lando Land Company. Mr. LeBow received his bachelor's degree in business administration from the University of North Carolina at Chapel Hill, and received his MBA degree from Georgia State University.

 EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Years 2009 and 2010

        The following table provides certain information concerning compensation earned for services rendered in all capacities by our named executive officers during the fiscal years ended December 31, 2009 and 2010.

Name and Principal Position*	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option/ Warrant Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(1)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Pin Pin Chau*	2010	$126,774	—	—	$202,500	—	—	$9,299	$338,573
President and Chief	2009	—	—	—	—	—	—	—	—
Executive Officer
Jorge L. Forment*	2010	$71,826	—	—	$20,250	—	—	$6,860	$98,936
Chief Financial Officer	2009	—	—	—	—	—	—	—	—
William R. Short*	2010	$221,773	—	—	—	—	—	$26,667	$248,440
Chief Executive Officer	2009	$200,000	—	—	$42,455	—	—	$43,414	$285,868
James E. LeBow	2010	$140,635	—	—	—	—	—	$14,812	$155,447
Chief Credit Officer	2009	$140,000	—	—	$13,763	—	—	$14,651	$168,414

*
Pin Pin Chau was appointed as Chief Executive Officer of the Company and the Bank on July 2, 2010. Jorge L. Forment was appointed as Chief Financial Officer of the Company and the Bank on July 9, 2010. William R. Short resigned as Chief Executive Officer of the Company and the Bank on July 2, 2010.

(1)
Includes 401k match, automobile allowance, insurance premium payments and club dues for Ms. Chau and Mr. Short, and 401k match, insurance premium payments and automobile allowance for Messrs. Forment, Koncerak and LeBow.

(2)
Refer to "Notes to Consolidated Financial Statements—Stock Based Compensation" included in our Annual Report on Form 10-K filed on March 31, 2011 for the relevant assumptions used to determine the valuation of our option and warrant awards.

Employment Agreements

        On July 2, 2010, we entered into an employment agreement with Pin Pin Chau pursuant to which Ms. Chau agreed to serve as our president and chief executive officer and the president and chief executive officer of the bank for a term of three years. Ms. Chau's employment with us and the bank is automatically extended for additional terms of one year; provided, that our board of directors determines that he has met our performance requirements and standards. During her term, Ms. Chau is entitled to the following:

  •
  base salary of $250,000 per year, which may be increased from time to time by our board of directors;

  •
  an annual performance cash bonus as determined in the absolute discretion of the board of directors, which may grant or withhold the payment of such performance bonus based on any reason or no reason;

  •
  immediately vested options to purchase 50,000 shares of the common stock of the Company at a price of $8.39 per share;

  •
  participation in our retirement, welfare and other benefit programs;

  •
  a reasonable car allowance not to exceed $800 per month;

  •
  payment of the premium on a life insurance policy payable to Ms. Chau's spouse and heirs, at an aggregate cost of approximately $4,400 per year;

  •
  payment of the premium on a disability policy, at an aggregate cost of approximately $1,676.16 per year;

  •
  reimbursement for club dues; and

  •
  reimbursement for travel and business expenses.

        Pursuant to the terms of her employment agreement, Ms. Chau is prohibited from disclosing our trade secrets or confidential information. During the term of her employment and for a period of 12 months thereafter, Ms. Chau may not, subject to limited exceptions (a) compete with us by forming, serving as a organizer, director or officer of, or acquiring or maintaining an ownership interest in, a banking or financial services business located anywhere within 75 miles of our principal executive offices, (b) solicit our customers for a competing business, or (c) solicit our employees for a competing business.

        If we terminate Ms. Chau's employment without cause we will continue to pay her then base salary for the remaining term of the agreement. If Ms. Chau terminates her employment for good reason, as defined in the employment agreement, we will continue to pay her then base salary for the remaining term of the agreement or for a period of 12 months, whichever is shorter. In addition, following a change of control, Ms. Chau will be entitled to severance equal to 12 months of her then base salary plus any bonus received by Ms. Chau during the 12 months preceding the change of control.

        On July 7, 2010, we entered into an employment agreement with Jorge L. Forment pursuant to which Mr. Forment agreed to serve as our chief financial officer and the chief financial officer of the bank for a term of two years. Mr. Forment's employment with us is automatically extended for additional terms of one year; provided, that our board of directors determines that he has met our performance requirements and standards. During his term, Mr. Forment is entitled to the following:

  •
  base salary of $150,000 per year, which may be increased from time to time by our board of directors;

  •
  immediately vested options to purchase 5,000 shares of common stock for $8.39 per share;

  •
  Upon the one year anniversary of the effective date of the employment agreement, immediately vested options to purchase 5,000 shares of the Company's common stock at a price per share equal to the book value of the underlying shares;

  •
  participation in our retirement, welfare and other benefit programs; and

  •
  reimbursement for travel and business expenses.

        Pursuant to the terms of his employment agreement, Mr. Forment is prohibited from disclosing our trade secrets or confidential information. During the term of his employment and for a period of 12 months thereafter, Mr. Forment may not, subject to limited exceptions (a) compete with us by forming, serving as a organizer, director or officer of, or acquiring or maintaining an ownership interest in, a banking or financial services business located anywhere within 75 miles of our principal executive offices, (b) solicit our customers for a competing business, or (c) solicit our employees for a competing business.

        If we terminate Mr. Forment's employment without cause or if Mr. Forment terminates his employment for good reason, as defined in the employment agreement, we will continue to pay his then base salary for the remaining term of the agreement. In addition, following a change of control, Mr. Forment will be entitled to severance equal to 12 months of his then base salary plus any bonus received by Mr. Forment during the 12 months preceding the change of control.

2008 Stock Incentive Plan

        In March 2008, our board of directors approved the Touchmark Bancshares, Inc. 2008 Stock Incentive Plan (which was approved by our shareholders in May 2008), under which we can award stock options and restricted stock to our employees and directors. The purpose of the plan is to advance our interests and the interests of our shareholders through awards that give employees and directors a personal stake in our long-term financial growth. We also believe that stock options and restricted stock help us to attract and retain highly qualified personnel and to link their interests directly to shareholder interests.

        The plan authorizes the grant to our employees and directors (including employees and directors of the bank) of stock options and restricted stock for up to 191,000 shares of common stock, subject to adjustment upon changes in capitalization. Under the plan, we may grant either incentive stock options, nonqualified stock options or restricted stock. The plan is administered by our compensation committee. All awards made under the plan must be approved by the majority vote of our board of directors. Our compensation committee will recommend the persons who will receive awards, and determine exercise prices, vesting requirements, the term of and the number of shares covered by each award, and the form of the award to be granted, all subject to board approval. Our compensation committee will also recommend the periods of time (not exceeding ten years from the date of grant in the case of an incentive stock option) during which options will be exercisable. Any restricted stock granted under the plan will be subject to a restriction period commencing on the date of grant of the award and ending on such date or upon the achievement of such performance or other criteria as we shall determine. Awards may be granted to our employees and directors who share the responsibility for the management and growth of our business or who, in the opinion of the committee, provide services yielding significant benefits to us. However, only our employees are eligible to receive incentive stock options under the plan. Unless otherwise provided in an award agreement, in the event of a change of control of the company, as defined in the plan, the vesting of any outstanding awards granted under the plan will be accelerated and all such awards will be fully exercisable or fully vested, as the case may be.

Outstanding Equity Awards at 2010 Fiscal Year-End

        The following table provides certain information concerning the outstanding equity awards for each named executive officer as of December 31, 2010.

	Option Awards						Stock Awards
Name(1)	Number of Securities Underlying Unexercised Options/ Warrants (#) Exercisable	Number of Securities Underlying Unexercised Options/ Warrants (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option/ Warrant Exercise Price ($)	Option/ Warrant Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
Pin Pin Chau	50,000			—	$8.39	7/02/2020
Jorge L. Forment	5,000			—	$8.39	7/02/2020
James E. LeBow	7,500	3,750	(2)	—	$10.00	1/28/2018

(1)
William R. Short, former President and Chief Executive Officer of the Company, who resigned on July 2, 2010, has been excluded from this table as he did not have any equity awards outstanding at the end of the 2010 fiscal year.

(2)
One third of the options became exercisable on each of January 28, 2009, January 28, 2010 and January 28, 2011.

Director Compensation

        Our bylaws permit our directors to receive reasonable compensation as determined by a resolution of our board of directors. We did not pay any directors' fees during the fiscal year ended December 31, 2010. We may, pursuant to our bylaws, begin to compensate our directors at some time in the future.

 TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND
CERTAIN CONTROL PERSONS

        We enter into banking and other transactions in the ordinary course of business with our directors and officers and their affiliates. It is our policy that these transactions be made on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. We do not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to us. Loans to individual directors and officers must also comply with our bank's lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application. We intend for all of our transactions with our affiliates to be on terms no less favorable to us than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.

        We are leasing the site for a branch office located at Suite C-121, 6100 Peachtree Road, Doraville, Georgia 30341, from a business interest owned by two of our former directors, J. William Butler and Daniel B. Cowart. The lease commenced in October 2008 for a term of 60 months with lease payments escalating periodically during the term. Current lease payments are $11,373 per month, including common area maintenance.

 AUDIT COMMITTEE REPORT

        Our audit committee is composed of independent directors as required by and in compliance with the rules of the SEC. Our audit committee operates pursuant to a written charter adopted by our board of directors.

        Our audit committee is responsible for overseeing our financial reporting process on behalf of our board of directors. Our management has the primary responsibility for our financial reporting process, principles and internal controls as well as preparation of our financial statements. Our independent auditors are responsible for performing an audit of our financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

        Our audit committee has reviewed and discussed our audited financial statements as of and for the year ended December 31, 2010 with management and the independent auditors. Our audit committee has discussed with the independent auditors the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. The independent auditors have provided to our audit committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence), as currently in effect, and our audit committee has also considered whether the independent auditors' provision of information technology and other non-audit services to us is compatible with maintaining the auditors' independence. Our audit committee has concluded that the independent auditors are independent from us and our management.

        Based on the reports and discussions described above, our audit committee recommended to our board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

Jayendrakuma J. Shah, Chairman
Yuling R. Hayter
Sudhirkumar C. Patel
Mukund C. Raja
Meena J. Shah

 RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

        Mauldin & Jenkins, LLC served as our independent auditors for the fiscal year ended December 31, 2010. Representatives of Mauldin & Jenkins, LLC are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Principal Accountant Fees and Services

        The following table shows the aggregate fees for professional services rendered to us by our independent auditors, Mauldin & Jenkins, LLC, for the years ended December 31, 2010 and 2009. No fees were paid for tax services or any other services except as described below.

	2010	2009
Audit Fees	$64,285	$74,459
Audit-Related Fees	$—	$—
Tax Fees	$5,500	$4,450
All Other Fees	$—	$—
Total	$69,785	$78,459

        Audit Fees.    This category includes the aggregate fees billed for professional services rendered by the independent auditors for the audit of our annual financial statements and review of financial statements included in our quarterly reports, or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

        Audit-Related Fees.    This category includes the aggregate fees billed for non-audit services, exclusive of the fees disclosed relating to audit fees.

        Tax Fees.    This category includes the aggregate fees billed for professional services rendered by the principal accountant for tax compliance, tax advice and tax planning.

Oversight of Accountants and Audit Committee Pre-Approval Policy

        Under the provisions of its charter, our audit committee is responsible for the retention, compensation and oversight of the work of the independent auditors. The charter provides that the audit committee must pre-approve the fees paid for the audit. The policy specifically prohibits certain non-audit services that are prohibited by securities laws from being provided by an independent auditor. All of the accounting services and fees reflected in the table above were reviewed and approved by the audit committee, and none of the services were performed by individuals who were not employees of the independent auditor.

 ANNUAL REPORT ON FORM 10-K

        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the SEC, is available to shareholders who make written request to our chief financial officer at 3651 Old Milton Parkway, Alpharetta, Georgia 30005. Copies of exhibits filed with that report or referenced therein will be furnished to shareholders of record upon request.

SHAREHOLDER PROPOSALS

        In order to be considered for inclusion in the proxy statement and proxy for our 2012 annual meeting of shareholders, shareholder proposals must be submitted in writing to our Secretary, 3651 Old Milton Parkway, Alpharetta, Georgia 30005 and received at this address by December 13, 2011. If we receive notice after March 1, 2012 of a shareholder's intent to present a proposal at our 2012 annual meeting of shareholders, we will have the right to exercise discretionary voting authority with respect to any such proposal if presented at the 2012 annual meeting.

OTHER MATTERS

        Our board of directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the annual meeting it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment of what is in our best interest.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY
Vote on Directors

		For All	Withhold (For All)	For All Except	To withhold authority to vote for any individual nominee, mark "For All Except" and write the nominee's name on the line below.
(1)
	To elect Pin Pin Chau as a Class I director to serve until the 2012 Annual Meeting of Shareholders, and to elect Sudhirkumar C. Patel, Meena J. Shah and Bobby G. Williams as Class III directors to serve until the 2014 Annual Meeting of Shareholders.	☐	☐	☐
Vote on Proposal		For	Against	Abstain
(2)	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.	☐	☐	☐
THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ABOVE PROPOSALS AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

Please sign and date this Proxy exactly as name(s) appears on the mailing label. When signing as an attorney, trustee, executor, administrator or guardian, please give your title as such. If a corporation or partnership, give full name by authorized officer. In case of joint tenants, each joint owner must sign.

Signature [PLEASE SIGN WITHIN BOX] Date			Signature (Joint Owners)		Date

TOUCHMARK BANCSHARES, INC. 3651 Old Milton Parkway Alpharetta, Georgia 30005
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Pin Pin Chau and Jayendrakuma J. ("J.J.") Shah, or either of them, with power of substitution to each, as proxies of the undersigned to vote the common stock of the undersigned at the annual meeting of shareholders of TOUCHMARK BANCSHARES, INC. to be held on May 18, 2011 at 2:00 p.m. at the 1818 Club, 6500 Sugarloaf Parkway, Duluth, Georgia.
PLEASE COMPLETE THE REVERSE SIDE OF THIS PROXY AND RETURN THIS PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held Wednesday, May 18, 2011
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS
PROPOSAL NO. 1: ELECTION OF DIRECTORS
CORPORATE GOVERNANCE AND BOARD MATTERS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
AUDIT COMMITTEE REPORT
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
ANNUAL REPORT ON FORM 10-K
SHAREHOLDER PROPOSALS
OTHER MATTERS